UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2021

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Park Avenue
New York, New York 10016
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NYMT	NASDAQ	Stock Market

8.000% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTN	NASDAQ	Stock Market

7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTM	NASDAQ	Stock Market

6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTL	NASDAQ	Stock Market

7.000% Series G Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTZ	NASDAQ	Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (§230.405 of this chapter) or Rule 12b-2 under the Exchange Act (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2021, New York Mortgage Trust, Inc., a Maryland corporation, (the “Company”) entered into a Fourth Amended and Restated Employment Agreement with Steven R. Mumma, the Company’s current Chairman of the Board and Chief Executive Officer (the “Mumma Employment Agreement”), and an employment agreement with Jason T. Serrano, the Company’s current President (the “Serrano Employment Agreement” and together, the “Employment Agreements”), each effective as of January 1, 2022. Mr. Mumma’s employment agreement amends, restates and supersedes the Third Amended and Restated Employment Agreement between the Company and Mr. Mumma dated April 19, 2018. The Employment Agreements adjust the positions, compensation, and other terms of employment for Messrs. Mumma and Serrano to reflect the appointments of Mr. Mumma as Executive Chairman of the Company and Mr. Serrano as Chief Executive Officer and President of the Company, each effective as of January 1, 2022 and as first disclosed by the Company in the Form 8-K filed with the Securities and Exchange Commission on November 16, 2021. The material terms of the Employment Agreements, are as follows:

Term: The Mumma Employment Agreement has a term of 12 months, beginning on January 1, 2022 and ending on December 31, 2022, unless further extended or sooner terminated in accordance with the terms thereof. The Serrano Employment Agreement has a two-year term, beginning on January 1, 2022 and ending on December 31, 2023 (unless sooner terminated in accordance with the terms thereof) and is subject to potential automatic annual one-year renewals after the initial term. Pursuant to the Serrano Employment Agreement, in the event the Company fails to provide Mr. Serrano with written notice of its determination to not extend the term of the Serrano Employment Agreement at least 90 days prior to the expiration date of the initial or any applicable renewal term, the Serrano Employment Agreement will be automatically extended for an additional one-year period following the end of such term.

Base Salary: Effective January 1, 2022, Mr. Mumma will have an annualized base salary of $600,000 and Mr. Serrano will have an annualized base salary of $825,000, subject, in Mr. Serrano’s case, to future increases at the discretion of the Compensation Committee (the “Committee”) or the Board of Directors of the Company (the “Board”).

Annual Short-Term Incentive Awards: Messrs. Mumma and Serrano are eligible to earn annual incentive bonuses based on the level of achievement of specified performance measures set by the Committee. No later than March 31 of each fiscal year during the terms of the Employment Agreements, the Committee will adopt an annual incentive plan (the “Bonus Plan”) which will set forth the performance criteria for the fiscal year. If the executive or the Company, as the case may be, satisfies the performance criteria contained in the Bonus Plan for a fiscal year, the executive shall receive an annual incentive bonus in an amount pursuant to such Bonus Plan or as determined by the Committee, as applicable, and subject to ratification by the Board, if required.

Annual Long-Term Incentive Award: Mr. Serrano is eligible to participate in the Company’s 2017 Equity Incentive Plan (as amended from time to time, the “Stock Incentive Plan”). Under the Stock Incentive Plan, Mr. Serrano is eligible to receive annual long-term incentive awards with respect to shares of common stock of the Company. The Committee shall approve any such awards made to Mr. Serrano pursuant to the Stock Incentive Plan and each award shall be governed by the terms and conditions of the Stock Incentive Plan and the applicable award agreement. Pursuant to the Mumma Employment Agreement, unless otherwise determined by the Committee, Mr. Mumma is not eligible to receive an annual long-term incentive award in 2022.

Termination/Severance: If the employment of Messrs. Mumma or Serrano is terminated by the Company without Cause or, in the case of Mr. Serrano, due to Non-Renewal, or is terminated by Messrs. Mumma or Serrano for Good Reason (as each such term is defined in the Employment Agreements), each such executive would be entitled to the following (as applicable, and subject to satisfaction of the release requirements set forth in the applicable Employment Agreement): (a) an amount equal to the product of (i) two, multiplied by (ii) the sum of (A) the executive’s annual base salary at the time of such termination, plus (B) the average annual incentive bonus earned by the executive during the two most recently completed fiscal years prior to the year in which the termination occurs; (b) COBRA reimbursements (or substitute payments) for him and his eligible dependents for up to 18 months; (c) acceleration of any outstanding unvested equity awards; provided, however, that with respect to each award that is subject to a performance-based vesting condition, the extent to which such award shall vest and become earned shall remain subject to the applicable performance metrics calculated through the end of the applicable performance period; and, with respect to Mr. Mumma, (d) a pro rata portion of the annual incentive bonus Mr. Mumma would have been entitled to receive under the approved Bonus Plan for the year in which the termination occurs based on actual performance for such year.

If the employment of Messrs. Mumma or Serrano is terminated due to the executive’s death, each such executive’s designated beneficiaries would be entitled (subject to satisfaction of the release requirements set forth in the applicable Employment Agreement) to the following: (a) an amount equal to the sum of the executive’s (i) annual base salary for the year in which the termination took place and (ii) the executive’s target bonus for the year in which the termination took place; (b) acceleration of any outstanding unvested equity awards held by such executive; provided, however, that with respect to each award that is subject to a performance-based vesting condition, the extent to which such award shall vest and become earned shall remain subject to the applicable performance metrics calculated through the end of the applicable performance period; and (c) continued benefits for the executive’s surviving spouse or other dependents covered under the executive’s health insurance policy as of the date of executive’s death for a period of 18 months.

If the employment of Messrs. Mumma or Serrano is terminated due to the executive’s disability, each such executive would be entitled (subject to satisfaction of the release requirements set forth in his Employment Agreement) to the following: (a) all amounts to which the executive is entitled under the disability plans, programs and policies maintained by the Company or in connection with employment by the Company; (b), in the case of Mr. Mumma, the full cost for participation in the health insurance plan in which he was enrolled immediately prior to the date of termination, or a substantially similar plan, for a period of 18 months and, in the case of Mr. Serrano, COBRA reimbursements for him and his eligible dependents for up to 18 months; and (c) acceleration of any outstanding unvested equity awards; provided, however, that with respect to each award that is subject to a performance-based vesting condition, the extent to which such award shall vest and become earned shall remain subject to the applicable performance metrics calculated through the end of the applicable performance period.

If the employment of Messrs. Mumma or Serrano is terminated by the Company with Cause or is terminated by Messrs. Mumma or Serrano for other than Good Reason, the Company shall not have any further obligations to such executive other than payment of the executive’s full base salary through the date of termination at the rate in effect at the time notice of termination is given and all reasonable and customary expenses incurred by the executive in performing their duties prior to the date of termination. In addition, in connection with his termination with Cause or for other than Good Reason, Mr. Mumma’s equity awards that have not become vested or earned will terminate and be forfeited automatically without any further action by the Company; provided, however, that this forfeiture shall not apply to any performance share unit awards that contain a retirement provision (which shall remain outstanding and be governed by the terms of the applicable award agreement).

If the employment of Mr. Mumma terminates upon the December 31, 2022 expiration date of the Mumma Employment Agreement (the “Expiration Date”) because the Company and Mr. Mumma do not otherwise take action to extend the term of the Mumma Employment Agreement, then (i) all of Mr. Mumma’s unvested restricted stock awards and performance share unit awards granted to Mr. Mumma will remain outstanding and continue to vest on their original vesting dates without regard to any requirement that Mr. Mumma remain continuously employed by the Company on each vesting date except that the extent to which his performance share unit awards will vest and become earned will remain subject to the applicable performance metrics calculated through the end of the applicable performance period, (ii) any unvested restricted stock units held by Mr. Mumma immediately prior to the Expiration Date that would have vested on January 1, 2023 will immediately vest on the Expiration Date and all remaining unvested restricted stock units that have not vested as of the Expiration Date shall be forfeited and (iii) subject to certain conditions, the Company will pay Mr. Mumma an amount equal to the required premiums under COBRA for Mr. Mumma to continue to participate in the Company health insurance plan in which he was enrolled immediately prior to December 31, 2022 through the date that he attains age 65.

Restrictive Covenants: Pursuant to the Employment Agreements, Messrs. Mumma and Serrano are, under certain conditions, subject to one‑year post-employment non-competition and non-solicitation covenants, as well as confidentiality covenants.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 22, 2021, the Company filed Articles Supplementary with the State Department of Assessments and Taxation of Maryland to reclassify and designate 6,000,000 authorized but unissued shares of the Company’s 7.75% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share, as additional shares of undesignated preferred stock, $0.01 par value per share (the “Preferred Stock”), of the Company. The Articles Supplementary became effective upon filing on December 22, 2021, and upon such effectiveness, the Company was authorized to issue an aggregate of 200,000,000 shares of Preferred Stock, $0.01 par value per share, of which (i) 8,400,000 shares are classified and designated as 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share, (ii) 9,900,000 shares are classified and designated as 7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share, (iii) 7,750,000 shares are classified and designated as 6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, and (iv) 3,450,000 shares are classified and designated as 7.000% Series G Cumulative Redeemable Preferred Stock, $0.01 par value per share.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles Supplementary, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
3.1 †
Articles Supplementary reclassifying and designating 6,000,000 authorized but unissued shares of the Company’s 7.75 % Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share, as additional shares of undesignated preferred stock, $0.01 par value per share, of the Company.

10.1 †	Fourth Amended and Restated Employment Agreement, dated as of December 23, 2021, by and between New York Mortgage Trust, Inc. and Steven R. Mumma.
10.2 †	Employment Agreement, dated as of December 23, 2021, by and between New York Mortgage Trust, Inc. and Jason T. Serrano.
104	Cover Page Interactive Data File, formatted in Inline XBRL.
† Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: December 23, 2021	By:	/s/ Kristine R. Nario-Eng
Name: Kristine R. Nario-Eng
Title: Chief Financial Officer